UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 23, 2010

Zynex, Inc.
(Exact name of Registrant as specified in its charter)

Nevada	33-26787-D	90-0275169
(State or other	(Commission	(I.R.S. Employer
jurisdiction	File Number)	Identification No.)
of incorporation)

9990 Park Meadows Drive Lone Tree, Colorado	80124
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 703-4906

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Financial Officer

On August 23, 2010, Fritz Allison resigned from his position as the Chief Financial Officer of Zynex, Inc. (the “Company”). In connection with his resignation, the Company entered into a separation agreement with Mr. Allison. The effectiveness of the separation agreement is subject to a seven day revocation period in favor of Mr. Allison. The separation agreement provides that, among other things, the Company will: (i) pay Mr. Allison $126,000 in nine monthly installments; and (ii) accelerate the vesting of certain unvested options to purchase Company common stock and allow such options to be exercised for one year following his resignation date.

The payments above are conditioned upon Mr. Allison’s compliance with the confidentiality, non-disparagement and certain other covenants in the separation agreement. Mr. Allison also agreed to release the Company from all claims relating to Mr. Allison’s service to the Company through the date of the separation agreement.

The above summary does not purport to be a complete summary of the separation agreement and is qualified in its entirety by reference to the separation agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated by reference herein.

Appointment of New Chief Financial Officer

Anthony Scalese was appointed Chief Financial Officer of the Company, effective September 7, 2010. Mr. Scalese has served as Chief Financial Officer of Qualmark Corporation, a  global manufacturer of durability testing equipment, since 2003. Mr. Scalese joined Qualmark in February 2000 as Corporate Controller and previously worked for Coram Healthcare (now Apria Healthcare) as well as Foundation Health Systems (now Healthnet).  Mr. Sclaese is a Certified Public Accountant licensed in Colorado. Mr. Scalese received a Masters in Business Administration from the University of Colorado and a Bachelor of Science in Business Administration from Colorado State University.

Mr. Scalese will receive an annual base salary of $168,000. Mr. Scalese will also be granted options to purchase 100,000 shares of Company common stock, which vest 25% on each of the first four anniversary dates of the grant. He will also receive quarterly grants of 2,000 options to purchase shares of Company common stock. In addition, Mr. Scalese will be eligible for up to a $60,000 cash bonus and the grant of up to 30,000 additional options to purchase Company common stock upon achievement of certain annual performance targets.

The above summary does not purport to be a complete summary of Mr. Scalese’s compensation arrangements, a copy of the Company’s offer letter to Mr. Scalese is filed herewith as Exhibit 10.2 and is incorporated by reference herein.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

10.1	Separation Agreement and Release by and between Zynex, Inc. and Fritz Allison dated August 23, 2010.

10.2	Offer Letter to Anthony Scalese dated August 16, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zynex, Inc.
Date: August 24, 2010	By:	/s/ Thomas Sandgaard
Thomas Sandgaard,
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Separation Agreement and Release by and between Zynex, Inc. and Fritz Allison dated August 23, 2010.

10.2	Offer Letter to Anthony Scalese dated August 16, 2010.